CONSENT OF COUNSEL

     We consent to the reference to our Firm under the heading "Counsel and Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of California Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about April 30, 2007.

/S/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
April 30, 2007